Exhibit 99.1

    Dell's First-Quarter Results Particularly Strong Outside U.S.;
      Company Forecasts Higher Revenue Growth in Second Quarter;
      Storage Products and Mobile Computing Driving Global Growth

    ROUND ROCK, Texas--(BUSINESS WIRE)--May 12, 2005--Dell (NASDAQ:DELL) continued to grow significantly faster than the rest of the industry in all global regions, customer segments and product categories during its fiscal first-quarter 2006, and did so with strong profitability. The company also said it expects revenue growth to be higher in the second quarter.
    Revenue growth outside of the United States and in strategic products and services highlighted the first quarter. Sales outside the U.S. increased 21 percent year-over-year and grew to 42 percent of the company's total revenue. Worldwide revenue from storage systems increased 49 percent and sales of mobility products grew 22 percent from a year ago.
    For the quarter ended April 29, the company achieved total revenue of $13.4 billion, a 16-percent increase year-over-year, and net earnings of 37 cents per share, up 32 percent and a company record.

                                       First Quarter
(in millions, except share data)  FY'06      FY'05   Change
                                 -------   --------  ------
Revenue                          $13,386  $  11,540     16%
Operating Income                 $ 1,174  $     966     22%
Net Income                       $   934  $     731     28%
EPS                              $  0.37  $    0.28     32%

    "Our greatest strength in the quarter was precisely in the products, services and regions in which we're most focused on growing," said Kevin Rollins, Dell's chief executive officer. "Customers worldwide are increasingly relying on us for their diversified information-technology requirements."
    Mr. Rollins said the company expects second-quarter fiscal 2006 to produce a revenue increase of 16 to 18 percent, to $13.6 to $13.8 billion, and earnings per share of 37 to 39 cents.
    In the first quarter, Dell's operating margin as a percent of revenue was 8.8 percent, up from 8.4 percent a year ago. The company generated $1.2 billion in cash flow from operations. Dell repurchased more than 50 million shares of its common stock during the quarter for $2 billion, a company record, and has reduced Dell's shares outstanding by more than 80 million over the past year.

    Significant Growth Outside the U.S.

    Revenue in Europe, the Middle East and Africa (EMEA) and in Asia-Pacific and Japan (APJ) grew 20 percent and 19 percent, respectively.
    Overall company shipments in EMEA increased 26 percent as Dell closed the gap on the regional leader by almost two share points. Sales of Dell storage systems increased more than 60 percent year-over-year. Revenue from software and peripherals rose 37 percent, led by strong growth in imaging and printing products. Revenue from mobility products increased 20 percent, as shipments of notebook computers rose 39 percent. Regional server shipments were up 23 percent, more than twice the average of other companies.
    In APJ, overall shipments of Dell products increased 27 percent from a year ago, double the rest of the industry. Server volumes grew 38 percent, resulting in revenue growth of 17 percent. Shipments of notebook computers increased 41 percent, driving a 22-percent rise in revenue from mobility products. Storage revenue grew 36 percent. Sales of software and peripheral products were up 52 percent.
    Regional shipments in the Americas increased 17 percent year-over-year. Storage revenue grew 47 percent. Regional sales from mobility products increased 22 percent. Combined sales in Canada and Latin America were 32 percent higher than a year ago. For the fifth straight quarter, Dell ranked No. 1 in U.S. share of every industry product category and customer segment.

    Enhanced Services, S&P Growth

    Revenue from enhanced services, including professional and managed services supporting Dell's enterprise customers, rose 30 percent worldwide, even faster in EMEA and APJ. Services and storage revenue directly benefit from Dell's growing server business, shipments for which increased 25 percent worldwide.
    Worldwide revenue from software and peripherals -- including imaging and printing, televisions and displays -- increased 29 percent. Sales of printer ink, toner and supplies nearly doubled as customers continued to embrace the ease of buying those products online. Dell's broadening printer line spans both ink-jet and laser models and the company is introducing those products to more regions and customers.

    About Dell

    Dell Inc. (NASDAQ:DELL) is a trusted and diversified information-technology supplier and partner, and sells a comprehensive portfolio of products and services directly to customers worldwide. Dell, recognized by Fortune magazine as America's most admired company and No. 3 globally, designs, builds and delivers innovative, tailored systems that provide customers with exceptional value. Company revenue for the past year was $51.1 billion. For more information about Dell and its products and services, visit www.dell.com.

    Special note: Statements in this press release that relate to future results and events (including statements about fiscal 2006 second-quarter financial and operating performance) are forward-looking statements based on Dell's current expectations. Actual results in future periods could differ materially from those projected in this forward-looking statement because of a number of risks and uncertainties, including general economic, business and industry conditions; the level and intensity of competition in the technology industry and the pricing pressures that have resulted; local economic and labor conditions, political instability, unexpected regulatory changes, trade protection measures, tax laws and fluctuations in foreign currency exchange rates; the ability to accurately predict product, customer and geographic sales mix; the ability to timely and effectively manage periodic product transitions; reliance on third-party suppliers for product components, including dependence on several single-source supplier relationships; the ability to effectively manage operating costs; the level of demand for the products and services Dell offers; the ability to manage inventory levels to minimize excess inventory, declining inventory values and obsolescence; and the effect of armed hostilities, terrorism, natural disasters and public health issues on the economy generally, on the level of demand for Dell's products and services and on Dell's ability to manage its supply and delivery logistics in such an environment. Additional discussion of these and other factors affecting the company's business and prospects is contained in the company's periodic filings with the Securities and Exchange Commission.

Consolidated statements of income, financial position and cash flows follow.

Dell is a trademark of Dell Inc.

Dell disclaims any proprietary interests in the marks and names of others.


                              DELL INC.
Condensed Consolidated Statement of Operations and Related Financial
                              Highlights
                 (in millions, except per share data)
                             (unaudited)

                             Three Months Ended
                         --------------------------
                          April    January  April    % Growth Rates
                            29,      28,      30,   -----------------
                                                    Sequential Yr. to
                           2005     2005     2004                Yr.
                         -------- -------- -------- -----------------
Net revenue              $13,386  $13,457  $11,540      (0.5%)  16.0%
Cost of revenue           10,895   10,962    9,467      (0.6%)  15.1%
                         -------- -------- --------
  Gross margin             2,491    2,495    2,073      (0.2%)  20.2%
Selling, general and
 administrative            1,207    1,198      991       0.7%   21.8%
Research, development
 and engineering             110      110      116      (0.4%)  (5.5%)
                         -------- -------- --------
  Operating expenses       1,317    1,308    1,107       0.6%   19.0%
                         -------- -------- --------
  Operating income         1,174    1,187      966      (1.0%)  21.5%
Investment and other
 income, net                  59       48       49      22.2%   19.3%
                         -------- -------- --------
Income before income
 taxes                     1,233    1,235    1,015      (0.1%)  21.4%
Income tax provision (1)     299      568      284     (47.3%)   5.2%
                         -------- -------- --------
  Net income (1)            $934     $667     $731      40.1%   27.8%
                         ======== ======== ========

Earnings per common
 share: (1)
  Basic                    $0.38    $0.27    $0.29
                         ======== ======== ========
  Diluted                  $0.37    $0.26    $0.28
                         ======== ======== ========

Weighted average shares
 outstanding:
  Basic                    2,456    2,485    2,539
  Diluted                  2,515    2,553    2,593


Percentage of Total Net
 Revenue:
-------------------------
Gross margin                18.6%    18.5%    18.0%
Selling, general and
 administrative              9.0%     8.9%     8.6%
Research, development
 and engineering             0.8%     0.8%     1.0%
  Operating expenses         9.8%     9.7%     9.6%
Operating income             8.8%     8.8%     8.4%
Income before income
 taxes                       9.2%     9.2%     8.8%
Net income (1)               7.0%     5.0%     6.3%
Income tax rate (1)         24.2%    46.0%    28.0%

Net Revenue by
 Geographic Region (in
 billions):
-------------------------
Americas                    $8.6     $8.9     $7.5        (4%)    14%
Europe                       3.2      3.1      2.7         2%     20%
Asia Pacific - Japan         1.7      1.5      1.4        15%     19%

Percentage of Total Net
 Revenue:
-------------------------
Americas                      64%      66%      65%
Europe                        24%      23%      23%
Asia Pacific - Japan          12%      11%      12%

Net Revenue by Product
 Category (in billions):
------------------------
Desktop PCs                 $5.3     $5.6     $5.0        (5%)     6%
Mobility                     3.3      3.1      2.7         4%     22%
Servers                      1.3      1.3      1.2        (1%)    12%
Storage                      0.4      0.4      0.3         5%     49%
Enhanced Services            1.1      1.1      0.8         1%     30%
Software and peripherals     2.0      1.9      1.5         4%     29%

Percentage of Total Net
 Revenue:
-------------------------
Desktop PCs                   40%      42%      44%
Mobility                      24%      23%      23%
Servers                       10%      10%      10%
Storage                        3%       3%       3%
Enhanced Services              8%       8%       7%
Software and peripherals      15%      14%      13%


Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Results for the period ended January 28, 2005 include the impact of a $280M ($0.11 per share) tax charge for the anticipated repatriation of earnings at a one-time favorable rate pursuant to the American Jobs Creation Act of 2004.


                              DELL INC.
 Condensed Consolidated Statement of Financial Position and Related
                         Financial Highlights
      (in millions, except for "Ratios" and "Other information")
                             (unaudited)

                                   April 29,   January 28,  April 30,
                                     2005        2005        2004
                                  ----------- ------------ ----------
Assets:
-------
Current assets:
  Cash and cash equivalents           $5,874       $4,747     $4,075
  Short-term investments               3,967        5,060      1,180
  Accounts receivable, net             4,289        4,414      3,424
  Inventories                            483          459        425
  Other                                2,439        2,217      2,073
                                  ----------- ------------ ----------
     Total current assets             17,052       16,897     11,177
Property, plant and equipment,
 net                                   1,741        1,691      1,510
Investments                            3,574        4,319      6,631
Other non-current assets                 320          308        391
                                  ----------- ------------ ----------
     Total assets                    $22,687      $23,215    $19,709
                                  =========== ============ ==========


Liabilities and Stockholders'
 Equity:
-----------------------------
Current liabilities:
  Accounts payable                    $9,057       $8,895     $7,518
  Accrued and other                    5,332        5,241      3,803
                                  ----------- ------------ ----------
     Total current liabilities        14,389       14,136     11,321
Long-term debt                           504          505        505
Other non-current liabilities          2,170        2,089      1,778
                                  ----------- ------------ ----------
     Total liabilities                17,063       16,730     13,604
Stockholders' equity                   5,624        6,485      6,105
                                  ----------- ------------ ----------
Total liabilities and
 stockholders' equity                $22,687      $23,215    $19,709
                                  =========== ============ ==========


Ratios:
-------
Days supply in inventory                   4            4          4
Days of sales outstanding (1)             32           32         31
Days in accounts payable                  75           73         71
                                  ----------- ------------ ----------
Cash conversion cycle                    (39)         (37)       (36)

Other Information:
------------------
Headcount (approximate)               57,600       55,200     47,800
Average total revenue/unit
 (approximate)                        $1,520       $1,510     $1,570

Note:  Ratios are calculated based on underlying data in thousands.

(1) Days of sales outstanding include the effect of product costs related to customer shipments not yet recognized as revenue that are classified in other current assets. At April 29, 2005, January 28, 2005 and April 30, 2004, days of sales outstanding included days of sales in accounts receivable and days of in-transit customer shipments of 29 and 3 days; 29 and 3 days; and 27 and 4 days, respectively.


                              DELL INC.
            Condensed Consolidated Statement of Cash Flows
                            (in millions)
                             (unaudited)



                                                       Three Months
                                                           Ended
                                                     -----------------
                                                       April 29, 2005
                                                     -----------------

Cash flows from operating activities:
  Net income                                                     $934
   Adjustments to reconcile net income to net cash
    provided by operating activities:
   Depreciation and amortization                                   91
   Tax benefits from employee stock plans                          32
   Effects of exchange rate changes on monetary
    assets and liabilities denominated in foreign
    currencies                                                    (80)
   Other                                                           18
  Changes in:
   Operating working capital                                      103
   Non-current assets and liabilities                              92
                                                     -----------------
     Net cash provided by operating activities                  1,190

Cash flows from investing activities:
  Investments:
   Purchases                                                     (869)
   Maturities and sales                                         2,726
  Capital expenditures                                           (143)
                                                     -----------------
     Net cash provided by investing activities                  1,714

Cash flows from financing activities:
  Purchase of common stock                                     (2,000)
  Issuance of common stock under employee plans and
   other                                                          161
                                                     -----------------
     Net cash used in financing activities                     (1,839)

Effect of exchange rate changes on cash and cash
 equivalents                                                       62
                                                     -----------------
Net increase in cash and cash equivalents                       1,127

Cash and cash equivalents at beginning of period                4,747
                                                     -----------------
Cash and cash equivalents at end of period                     $5,874
                                                     =================

Additional supplemental information is available on our website at http://www.dell.com/downloads/global/corporate/conferences/q1fy06_ earnings_pres.pdf (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

    CONTACT: Dell Inc., Round Rock
             Media Contacts:
             T.R. Reid, 512-728-7977
             tr_reid@dell.com
             or
             Jess Blackburn, 512-725-0187
             jess_blackburn@dell.com
             or
             Investor Contacts:
             Lynn A. Tyson, 512-723-1130
             lynn_tyson@dell.com
             or
             Robert Williams, 512-728-7570
             robert_williams@dell.com